UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 5, 2007
COOPER TIRE & RUBBER COMPANY
(Exact name of registrant as specified in its charter)
Commission File No. 1-4329

DELAWARE (State or other jurisdiction of incorporation or organization)	34-4297750 (I.R.S. employer identification no.)
701 Lima Avenue, Findlay, Ohio 45840
(Address of principal executive offices)
(Zip code)
(419) 423-1321
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On April 5, 2007, Mr. Philip G. Weaver, Vice President and Chief Financial Officer of Cooper Tire & Rubber Company, a Delaware corporation (the “Company”), made the following slideshow presentation at the Morgan Stanley Automotive Conference.

Forward-Looking Statements
This presentation contains what the Company believes are “forward-looking statements”, as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding projections, expectations or matters that the Company anticipates may happen with respect to the future performance of the industries in which the Company operates, the economies of the United States and other countries, or the performance of the Company itself, which involve uncertainty and risk.
Such “forward-looking statements” are generally, though not always, preceded by words such as “anticipates”, “expects”, “believes”, “projects”, “intends”, “plans”, “estimates”, and similar terms that connote a view to the future and are not merely recitations of historical fact. Such statements are made solely on the basis of the Company’s current views and perceptions of future events, and there can be no assurance that such statements will prove to be true.
It is possible that actual results may differ materially from those projections or expectations due to a variety of factors, including but not limited to:
•	changes in economic and business conditions in the world, especially the continuation of global tensions and risks of further terrorist incidents that currently exist;

•	increased competitive activity, including the inability to obtain and maintain price increases to offset higher production or material costs;

•	the failure to achieve expected sales levels;

•	consolidation among the Company’s competitors and customers;

•	technology advancements;

•	fluctuations in raw material and energy prices, including those of steel, crude petroleum and natural gas and the unavailability of such raw materials or energy sources;

•	changes in interest and foreign exchange rates;

•	increases in pension expense resulting from investment performance of the Company’s pension plan assets and changes in discount rate, salary increase rate, and expected return on plan assets assumptions;

•	government regulatory initiatives, including the proposed and final regulations under the TREAD Act;

•	changes in the Company’s customer relationships, including loss of particular business for competitive or other reasons;

•	the impact of labor problems, including a strike brought against the Company;

•	litigation brought against the Company;

•	an adverse change in the Company’s credit ratings, which could increase its borrowing costs and/or hamper its access to the credit markets;

•	the inability of the Company to execute the cost reduction/Asian strategies outlined for the coming year;

•	the failure of the Company’s suppliers to timely deliver products in accordance with contract specifications;

•	the impact of reductions in the insurance program covering the principal risks to the Company, and other unanticipated events and conditions; and

•	the failure of the Company to achieve the full cost reduction and profit improvement targets as set forth in a presentation made by senior management and filed on Forms 8-K on September 7, 2006 and October 31, 2006.
It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances.
Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected.
The Company makes no commitment to update any forward-looking statement included herein or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.
Further information covering issues that could materially affect financial performance is contained in the Company’s periodic filings with the U.S. Securities and Exchange Commission (“SEC”).

Cooper Tire & Rubber Company

Morgan Stanley Automotive Conference

New York, New York

April 5, 2007

Cooper Tire & Rubber Company

Phil Weaver

Vice President and CFO

CS4 TOURING

COOPERTIRES

DON'T GIVE UP A THING.

Good morning. It is a pleasure to be with you today and to have an opportunity to update you on the progress we are making at Cooper Tire & Rubber Company.

Safe Harbor Statement

This presentation contains forward looking statements related to future financial results and business operations for Cooper Tire & Rubber Company. Actual results may differ materially from current management forecasts and projections as a result of factors over which the company has no control. Information on these risk factors and additional information on forward-looking statements are included in the Company's reports on file with the Securities and Exchange Commission and are set forth in the printed copies of this presentation.

COOPERTIRES
DON'T GIVE UP A THING.
3

Since our presentation contains information that could be considered “Forward-Looking Statements” as defined by the SEC, and since future results may differ materially from our current projections, I encourage you to read our SEC filings for more information about our company and its risk factors.

2006 Overview - Challenges

- Raw material price escalation continued
- Weak US replacement tire demand
- Continued competition from low-cost countries
- Overly optimistic sales forecast
- Increasing finished goods inventory
- Temporary plant shutdowns

COOPERTIRES
DON'T GIVE UP A THING.

4

As many of you know, 2006 was a year of tremendous challenge and change for Cooper Tire & Rubber Company. It was certainly the most tumultuous year during my tenure with the company.
I have listed on this slide just some of the challenges from general industry conditions as well as some challenges of our own making that led to less than acceptable financial results, particularly in the first three quarters of the year.

2006 Overview - Changes

- Chengshan acquisition in February
- Construction of Cooper Kenda facility
- Findlay plant converted to 24/7 operations
- Management change in August
  - Byron Pond served as interim CEO
  - Establishment of Office of the Chairman
- Implementation of Profit Improvement Initiatives
- Search for new CEO concluded

COOPERTIRES
DON'T GIVE UP A THING.

5

However, the changes we put in place, in response to these market challenges and the changes we are making now through the implementation of our strategic plans, are already beginning to generate positive results.

Raw Materials

170
160
150
140
130
120
110
100
90
80
1Q02
2Q02
3Q02
4Q02
1Q03
2Q03
3Q03
4Q03
1Q04
2Q04
3Q04
4Q04
1Q05
2Q05
3Q05
4Q05
1Q06
2Q06
3Q06
4Q06

Base 100 = January 2001

COOPERTIRES
DON'T GIVE UP A THING.

6

In addition, while raw material prices remain near all-time highs, we began to see some improvement in the trends for raw material prices late in the year.
Increasing raw material costs have been one of the biggest challenges in the tire industry for the past several years. As you can see in this cost index chart, the increase has been staggering.
It now appears that the third quarter of 2006 will have been the peak in our raw material index as we did see improvement in the fourth quarter. That is certainly a positive step in the right direction.

Pricing

- Cooper's latest price increase implemented October 1, 2006 (1- 5%)
  - First time that price increases fully offset increased raw material costs in over 4 years
- Pricing for the industry overall appears to have remained fairly rational
  - Further price increases have been announced by key competitors for first and second quarters of 2007.

COOPERTIRES
DON'T GIVE UP A THING.

7

In spite of the sequential decline in raw material prices, pricing in the tire industry has remained fairly rational. Our latest price increase was implemented on October 1 and previously we increased prices by 3% in July. The combination of these increases enabled us to fully offset the raw material cost increases during the quarter for the first time in over 4 years.
Recently, Goodyear and others have announced further price increases to be implemented in the first and second quarters. While we have not announced any further increases, we believe that the moves of Goodyear and others are a good sign for continued price stability in the North American replacement tire market.

Improving Trends - N. Am. Operations

North American Operations Tire Production per Employee
Q1 2006
Q2 2006
Q3 2006
Q4 2006

8

The result of the changes we have made within our own operations and the improving trends in raw materials and replacement tire pricing have combined to improve our overall results.
This series of charts tells the story clearly and succinctly.
Our first focus has been to improve our North American operations, and we are doing that. In this first chart you can see how our tire production per employee improved dramatically in the fourth quarter as we no longer needed to temporarily shut down our plants due to excessive inventory.

Improving Trends - N. Am. Operations

North American Segment Profit
(000)
$40,000
$30,000
$20,000
$10,000
$0
-$10,000
-$20,000
-$30,000
Q1 2006
Q2 2006
Q3 2006
Q4 2006

COOPERTIRES
DON'T GIVE UP A THING.

9

Segment profit for our North American Operations also showed a very strong improvement in the fourth quarter.

Improving Trends - N. Am. Operations

North American Operating profit margin
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
-6.0%
-8.0%
Q1 2006
Q2 2006
Q3 2006
Q4 2006

COOPERTIRES
DON'T GIVE UP A THING.

10

And in this slide, you see how our operating margin in North America improved to nearly 6 percent during the fourth quarter.

Improving Trends - Total Corporation

SGA as % of sales
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
Q1 2006
Q2 2006
Q3 2006
Q4 2006

COOPERTIRES
DON'T GIVE UP A THING.

11

For the company as a whole, our cost reduction initiatives are kicking in. One example, as you see here, is the reduction in SG&A expense. Our target is to keep SG&A below 6 percent of sales. We were well above that target in the first three quarters of the year, but we were well below 6 percent in the fourth quarter at 5.7%

Improving Trends - Total Corporation

Operating profit
$30,000
$20,000
$10,000
$0
-$10,000
-$20,000
-$30,000
Q1 2006
Q2 2006
Q3 2006
Q4 2006

12

As in North America, operating profit for the total company improved.

Improving Trends - Total Corporation

Cash from operations
(000)
$200,000
$150,000
$100,000
$50,000
$0
-$50,000
-$100,000
Q1 2006
Q2 2006
Q3 2006
Q4 2006

13

Our improved profitability and focus on inventory reduction resulted in strong cash generation in the fourth quarter.

Improving Trends - Total Corporation

Free Cash Flow (Cash from Ops. - CAPEX)
(000)
$150,000
$100,000
$50,000
$0
-$50,000
-$100,000
-$150,000
Q1 2006
Q2 2006
Q3 2006
Q4 2006

14

And even though we continued to invest in our business, particularly in China, we had strong free cash flow.
These are very positive trends that I am very happy to report. But we certainly recognize that we need to keep the momentum going now in 2007, and I think we will.

Office of the Chairman

- Jointly held since August 3, 2006
  - Byron Pond
  - John Shuey
  - Art Aronson
- Structure to remain for an undetermined period of time
  - Transition
  - Consistency
  - Accountability for objectives under way

COOPERTIRES
DON'T GIVE UP A THING.

15

One of the more significant changes we implemented in 2006 was a change of management. Since August 3, 2006, the Office of the Chairman has been jointly held by 3 of our directors: Byron Pond, John Shuey and Art Aronson. It was under their leadership and direction that many of our profit improvement initiatives were put in place or accelerated. The Office of the Chairman will continue in its current form for an undetermined period of time. This is to provide for a period of transition, consistency during the transition, and it maintains focus on and accountability for the important management objectives that are now under way.

New CEO

- Roy V. Armes appointed as President and CEO effective January 1, 2007
- 31 year career at Whirlpool Corporation
- Provides valuable and essential expertise in:
  - Manufacturing
  - Engineering
  - Global Operations
  - Global Supply Chain
  - Consumer oriented products
  - Developing customer relationships

COOPERTIRES
DON'T GIVE UP A THING.

16

Late in 2006, our board concluded their search for a new CEO. This was another key change for Cooper.
Roy Armes was appointed president and CEO of Cooper effective January 1, 2007. He comes to us following a 31 year career at Whirlpool Corporation and brings with him a wealth of experience in engineering, manufacturing, international operations, and in developing customer relationships and consumer oriented projects.
We are happy to have Roy on board and we are already benefiting from his leadership and experience. Roy is committed to the implementation of the profit improvement initiatives that were put in place prior to his arrival. We are moving ahead with these, as I will describe in a moment. But Roy is also bringing a new perspective to many areas of Cooper and has identified a number of opportunities for additional improvement. You will be hearing more about these in the future as we define and advance related initiatives.

Management Objectives

- Reduce inventory by $100 million dollars
  - Base level of June 30, 2006
  - Target completion by year end 2007
- Implement $170 million in cost reduction and profit improvement initiatives
  - Target implementation by the end of 2007
  - Drive consolidated SG&A spending to less than 6% of revenue
  - Waste reduction
  - Quality and cycle time improvements
  - Project Sunrise - a soft restructuring project for N. American Tire

COOPERTIRES
DON'T GIVE UP A THING.

17

The management objectives and profit improvement initiatives that I have mentioned are as you see on this slide. Back in September, we publicly announced plans to reduce inventory by $100 million from the base of June 30, 2006 and to implement $170 million in cost reduction and profit improvement initiatives. The rest of our presentation today is a review of those management objectives and an update on our progress in achieving them.

Inventory Reduction

	Inventory	Reduction
6/30/06 (Actual)	$464.7 M	
9/30/06 (Actual)	$424.0 M	$40.7 M
12/31/06 (Actual)	$351.7 M	$113.0 M
12/31/07 (Target)	$364.7 M	$100.0 M

Inventory management strategy:

- Flex plant initiative
- Reduce scope of "Fast Start Program"
- Balance inventory mix to help achieve 6X unit turnover
- Minimize shut down days

COOPERTIRES
DON'T GIVE UP A THING.

18

Looking first at inventory reduction. From our June, 2006 base to the end of the third quarter, we had reduced inventory by over $40 million dollars. In the fourth quarter we reduced inventory further by more than $72 million, exceeding our target for the quarter and the full year 2007. While we are happy with our success to date in this initiative, you have to remember that we are in a seasonal business and we typically build inventory in the first half of the year and draw it down in the second half.
Our target for total inventory is still $365 million by the end of 2007.
Because of the seasonality and unpredictability of replacement tire demand, inventory management in general and this inventory reduction initiative specifically are not easy tasks. An important project to help accomplish this is our plan to flex production levels at our Texarkana plant. This should enable us to meet the seasonal peak demand with less customer loading and greatly reduce our temporary storage cost. We will discuss more of the details of this plan in a few minutes.
We also have to improve our inventory mix and our production planning processes. Limiting our traditional “Fast Start” programs should help us to maintain a better balance throughout the year. Through this combination of initiatives, we hope to achieve a 6X unit turnover in 2007. Most importantly, we want to accomplish this goal while greatly reducing the number of days we have to take plants out of production.

Cost Reduction

- Target: Implement $70 million in annualized cost reduction projects by the end of 2007

	(millions)
NAT SG&A spending reduction 2007	$10.0
Other general cost reductions	30.1
Total implemented cost reductions	$40.1

COOPERTIRES
DON'T GIVE UP A THING.

19

Our initiative to implement $70 million in annualized cost reductions by the end of 2007 is gaining momentum. Since September of last year we have identified $10 million in SG&A spending reductions through our budgeting and planning processes globally.
And we continue to examine every aspect of our business and our operations to identify and track cost reduction opportunities. To track the cost reduction projects and our progress, we have developed a tool we call our Global Profit Management System.
Within this system we have over 200 separate projects that are identified, approved and are in process of being implemented. Through the end of March, projects already implemented represented more than $40 million in net annual savings at the steady state.
So we are making progress but have more work to do to achieve our target of implementing $70 million in cost reductions by year end.

Project Sunrise

$100 million in profit improvement projects following these guidelines:

- $60 million from sales and marketing
- $40 million from operations
- Implement before the end of 2007
- Maintain excellence in customer service
- No plant closures
- Reduce low end product offering and increase premium mix

COOPERTIRES
DON'T GIVE UP A THING.

20

Separate from the initiative to reduce costs by $70 million, we have challenged our North American Tire management group to find $100 million in profit improvement projects. A team of 25 executives and managers from every functional area was formed in early August to get this program started. Some of the guidelines they were given are shown here.
The challenge was to find $60 million in profit improvements from the sales and marketing areas and $40 million in improvements in our manufacturing operations.
They have done an excellent job in putting together a combination of initiatives to improve performance in marketing, distribution and manufacturing. In fact, the plans they have created have exceeded our initial expectations.

Marketing Initiatives

- Complexity Reduction
  - 14% reduction in specs and 21% in SKU's
  - Eliminate Mastercraft UHP
  - Eliminate one house brand
  - Consolidate 1/3 of the product lines by 2009
- New business: $7.2 million additional O.P.
- Program adjustments: $35.0 million
- Advertising and other marketing expense reductions: $15.7 million

COOPERTIRES
DON'T GIVE UP A THING.

21

Let me give you some detail on the types of programs they have defined and our progress in implementing them.
Looking first at marketing, one of their most important initiatives is reducing product line complexity by discontinuing redundant specs and SKU’s. Culling out these products will reduce manufacturing cost and help reverse some of the cumulative unfavorable variances we have due to product proliferation. Our estimate is that complexity has cost us up to seven margin points in recent years. A new complexity initiative is the consolidation of 1/3 of our product lines by the end of 2009. We believe implementing Sunrise projects will turn complexity reduction into cost elimination and help us regain some of our lost margin.
Another key marketing initiative is to add new customers and sales. The sales team has already closed on new business that will improve operating income by $7.2 million in 2007. And, they have rewritten sales policies and programs with existing customers that will improve profitability by another $35 million.
Finally, we have eliminated a lot of low value added marketing expense. Most significant is brand image media spending. While this program improved Cooper’s brand recognition, it is a very long-term investment that we are replacing with more transaction-oriented advertising and promotion.

Distribution Initiatives

- Consolidate Mastercraft Brand inventory into fewer distribution centers
  - Inventory reduction: $11.6 million
  - Cost reduction: $3.2 million
  - Complexity reduction: $3.0 million
- Consolidate distribution centers
  - Close three, open two
  - Eliminates unused capacity
  - Lower wage rates
  - Savings: $3.4 million

COOPERTIRES
DON'T GIVE UP A THING.

22

In the area of distribution we plan to consolidate our Mastercraft brand product inventory into fewer distribution centers. This will reduce handling costs and simplify production planning while still providing for outstanding customer service and product availability. It will also help us to achieve our inventory reduction target and reduce complexity in our distribution centers.
Finally, there is the opportunity to consolidate distribution centers for additional savings of $3.4 million.

Manufacturing Background

- Production Capacity: 42 million tires
  - Based on 24/7 operations of 4 major plants
- Sales: approximately 39 million units
  - Includes 1.5 million units imported from China
- N. American replacement market growth rate: 2-3%
- New Cooper Kenda China JV
  - Eventual first phase capacity of 6.5 million units
  - Planned 2007 production: <1 million units
    - Cooper receives 100% of production first five years
  - Producing entry level product

COOPERTIRES
DON'T GIVE UP A THING.

23

Of course, our manufacturing operations are also a key part of our profit improvement plans.
Let me give you a little background on our manufacturing situation:
We currently have production capacity of about 42 million tires in our 4 North American tire plants. We expect sales in the area of 39 million units in North America. And we have been importing about 1.5 million tires from China in each of the last couple years.
So even though the replacement tire market in North America averages about 2-3% growth per year, we are likely to have some excess production capacity for the foreseeable future, especially as we ramp up production in our Cooper-Kenda joint venture in China.

Manufacturing Background (cont'd)

- Previous strategy was to run four plants at full capacity
- New strategy: run three full and flex one
  - Flex the Texarkana plant
  - Eventually reduce capacity by 5.3 million units
  - Design a portion of the plant to run slow moving product efficiently
  - Also, maintain high volume lines to flex for seasonal demand
  - Run initially at 24/5

COOPERTIRES
DON'T GIVE UP A THING.

24

We have pursued a strategy of running our four tire plants at virtually full capacity for the last several years. Our plans to increase imports from low cost Chinese suppliers and the Cooper-Kenda start up make it impossible for us to continue this practice. Our new strategy is to run three plants full out on a 24/7 schedule and operate the fourth plant on a flexible schedule. Texarkana will be our flex plant and here we will produce slower moving products in small lot sizes. We will also keep additional high volume lines open to help meet seasonal peak demand. This strategy will help reduce the need for customer loading programs, improve year-round order fill, and allow the three full-run plants to operate at peak efficiency.

Texarkana Restructuring

- Consolidate tire assembly before curing presses
- Automate green tire stocking and retrieval system
- Total investment summary
  - Capital $19.5 million
  - Savings $11.4 million
  - Payback 1.7 years

COOPERTIRES
DON'T GIVE UP A THING.

25

We have already started the Texarkana restructuring and it will be completed by the end of May. By setting up assembly cells close to curing presses we will shorten lead time and reduce work in process inventory. At the same time we will be eliminating labor in green tire and finishing departments by automating processes. This investment will improve Texarkana’s cost and help reduce our order to dock cycle time for slow moving products.
This project will require some additional automation and capital investment. But it will allow us to reduce staffing by about 400 positions. So the payback on the investment will be less than 2 years.

General Manufacturing Initiatives

- Prepare remaining plants to run at full capacity
- Automate labor-intense operations in Albany, Findlay and Tupelo
- Outsource maintenance
- Additional manning reductions
  - -Capital $20.6 million
  - -Savings $11.3 million
  - -Payback 1.8 years
- Off-take increases: $12.8 million
- Other initiatives savings: $11.6 million

COOPERTIRES
DON'T GIVE UP A THING.

26

In carrying out this new production strategy we will also invest in the three plants we expect to run 24/7. In these plants we will focus on reducing complexity and producing the right product in the right plant. Through automation and outsourcing, our objective will be to have these plants perform as they did before we experienced the explosion in specs and SKU’s. The capital investment of $20.6 million should have a payback of 1.8 years. The remaining $11.6 million in savings will come from pure labor redundancy and process improvements.

Profit Improvement Initiative Scorecard

	Identified	Implemented (As of March 2007)
General Cost Reductions	$63.9	$40.1
Project Sunrise:		
Sales & Marketing	$57.9	$43.4
Distribution	20.2	11.6
Manufacturing	47.1	7.6
Total	$189.1	$102.7

$17 million in realized savings/profit improvement in 4Q06

$100+ million in realized savings expected in 2007

COOPERTIRES
DON'T GIVE UP A THING.

27

Finally, here is the Profit Improvement Initiative scorecard as of March 2007. We have identified projects that have an estimated value of over $183 million. More importantly, we have already implemented initiatives with staggered start dates that have an annualized value of more nearly $103 million.
As we reported last month, we already realized $17 million in savings from these initiatives in the fourth quarter of 2006. As we continue the roll out of these projects, we will add more to our savings through the year. In total, we expect to realize savings of more than $100 million in 2007 and we believe we will be on track to meet our target for implementing $170 million in profit improvement initiatives by year end.

North America - New Products

Cooper CS4 new product launch

- Cooper's best passenger tire ever
- Tier 1 performance competitive
- 60,000 mile warranty (H and V rated)
- 80,000 mile warranty (T rated)
- Improved margin
- Target mix: 35% of broadline in 3 years

COOPER CS4
TOURING TIRE
COOPERTIRES

COOPER CS4 TOURING

COOPERTIRES
DON'T GIVE UP A THING.

28

Let me conclude with some comments on a few other matters of interest.
This month we are launching a critical and important new product line, the Cooper CS4. This will be Cooper’s best tire ever and will fit in a high-volume category of premium broadline tires. This product will perform in the range of Tier 1 tires but it will be a much better consumer value with its performance and the Company’s best warranty. We expect sales to reach 35% of our broadline mix within three years. This product will improve our premium tire margin and will make us much more competitive from a broadline tire perspective, and we expect that to give us new business opportunities.

China

- Cooper Kenda
  - 50/50 joint venture with Kenda
  - Greenfield plant
  - First phase capacity of 6.5 million units
  - Planned 2007 production: <1 million units
    - Cooper receives 100% of production first five years
  - Intended to produce mainly entry level product
  - Production started in February 2007
- Cooper Chengshan Passenger Tire Co. and Cooper Chengshan Tire Co.
  - Cooper has 51% controlling stake in each
  - Operations are performing to expectations
  - Expanding production to meet increasing demand

COOPERTIRES
DON'T GIVE UP A THING.

29

As you know we are starting to develop a presence in China. While many of you already understand our strategy for China, this is so important to our future that I think it is worth repeating. We have two main objectives for our Chinese operations. The first is to provide a low cost supply of products to increase our margin on certain tire lines in North America. This will be addressed largely through our Cooper-Kenda operation. The second is to increase our penetration in the local market and take advantage of the significant growth opportunities there. This will be accomplished through Cooper Chengshan.
Cooper-Kenda is a 50/50 joint venture with Kenda Tire Company of Taiwan. Our new plant is in Kunshan, China, just outside of Shanghai. This plant began producing tires for export in February. All of the tires produced by this JV will be available to Cooper for the next five years and will most likely be exported to North America and Europe to improve our margins on entry-level tires.
Cooper Chengshan Passenger Tire Co. and Cooper Chengshan Tire Company, located in Rongchen City in Northeastern China, are joint ventures in each of which we have a 51% stake. For convenience, we refer to them jointly as Cooper Chengshan. Chengshan is one of the top ten out of more than 300 tire producers in China. They produce about 7 million commercial and light vehicle tires per year and they have an established distribution network in the domestic Chinese market. Late last year we introduced the Cooper brand of light vehicle tires into the local market using the Chengshan distribution network and it is going well. We are excited and optimistic about our growth opportunities and we think we are well positioned to grow with, or even slightly faster than, the total replacement tire market in the country. To keep pace with demand, we are expanding our production through improved manufacturing techniques and technology and we are considering an expansion of the plant later this year.

CAPEX

- Current expectations for 2007

N. America and Europe:	$ 100 million
China	
– Construction and Expansion:	$ 70 million[1]
– Other:	$ 30 million
Total:	$ 200 million
Depreciation:	$ 145 million

1 JV partners will contribute to the expansion and construction projects.

COOPERTIRES
DON'T GIVE UP A THING.

30

Moving to another topic.....
I currently expect our CAPEX for 2007 to be in the range of $200 million or so on a consolidated basis. Except for the capital targeted for plant construction and expansion projects in China, this level of expenditure would be less than depreciation.
It is also important to remember that our JV partners will contribute to the expansion and plant construction projects, so Cooper’s responsibility will be somewhat less than the $200 million total.

Primary Credit Lines

	Maximum	Drawn
• Revolver: Expires 8-08	$175	$0
• Accounts Receivable Securitization: Exp. 8-09	175	0
Total	$350	$0

(millions)

- Future Consideration:

  Possible cash flow or asset backed revolver
  - Primarily inventory, limited fixed assets and un-pledged receivables
  - To replace the existing revolver if needed

COOPERTIRES
DON'T GIVE UP A THING.

31

What about liquidity?
We currently have a $175 million revolving credit facility, which expires in August 2008. It is used to support letters of credit and short-term borrowings.
In August, we executed an accounts receivable securitization program for up to an additional $175 million. This facility has an initial term of three years and it contains renewal options.
Both facilities remain un-drawn.
A possible future consideration could be to enter into either a cash flow based or an asset backed credit agreement secured by un-pledged receivables, inventory and possibly some fixed assets. We will likely take action on this over the next 6 months given market conditions. However, no commitments have been made at this time.
Finally, you should remember that we have a $107 million investment in Kumho that we will likely monetize by exercising a put option in February, 2008.

Debt Schedule

	12/31/06
7.75% Due 2009	$192
8.00% Due 2019	174
7.625% Due 202	117
Other	30
Total Long-term	$513
Revolver	0
Other Short-term	113
Total Debt	$626

COOPERTIRES
DON'T GIVE UP A THING.

32

We believe our debt situation is manageable.
As of December 31, 2006, we had $513 million in long-term debt, or 44% of total capital.
We have $192 million of our publicly traded notes coming due in December 2009 and then the rest of the long-term debt does not mature until 2019 and 2027.
Most of our short-term debt is related to our Chinese operations and includes the debt we took on with the acquisition of Chengshan.
So with our cash balance, which was $222 million at year end, the opportunity to monetize our Kumho investment less than a year from now, and our available credit lines, we have more than sufficient resources to continue to operate and grow our business according to our plans.

In conclusion, we are working hard to keep the momentum going at Cooper. Our focus in 2007 is to exceed the expectations of our customers while controlling capital and improving the efficiency of all our operations. We have solid plans in place to accomplish all of these, and, as we do, we will generate increasing returns for our shareholders.
2006 ended strong and we are excited and optimistic about our opportunities to keep the momentum going and have a strong 2007.
Thank you for your time and attention. Now I would be happy to take your questions.

          The information contained in this Current Report on Form 8-K, including the information above, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY
By:	/s/ James E. Kline
Name:	James E. Kline
Title:	Vice President, General Counsel and Secretary

Date: April 5, 2007